REVOLVING LINE OF CREDIT AGREEMENT

THIS REVOLVING LINE OF CREDIT AGREEMENT (this "Agreement") is dated and effective as of the 23rd day of March, 2006 by and between Ault Glazer Bodnar Acquisition Fund, LLC, a Delaware limited liability company with a principal business at 1800 Century Park East, Suite 200, Los Angeles, CA 90067 (the "Lender"), and Digicorp, a Utah corporation with a principal place of business at 4143 Glencoe Avenue, Marina Del Rey, CA 92092. The Lender and the Borrower are sometimes collectively referred to herein as the "parties" and individually as a "party."

                                    PREAMBLE

WHEREAS, the Lender desires to make available to the Borrower, a revolving credit facility in an amount of up to one hundred fifty thousand dollars ($150,000.00) (the "Line of Credit"), subject to the terms and conditions set forth herein, which pursuant to the Line of Credit each Advance thereunder (as defined in Section 3.01(a) hereof) will be evidenced by a promissory note and a security agreement in the forms attached hereto as Exhibit A (the "Note") and Exhibit B (the "Security Agreement"), respectively; and

NOW, THEREFORE, in consideration of the mutual covenants, promises, representations and warranties set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                   ARTICLE II

                                   DEFINITIONS

All capitalized terms used in this Agreement shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

"Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States of America.

"Maturity Date" shall mean one hundred eighty (180) days from the issuance of each particular Advance (as defined in Section 3.01(a) hereof).

"Outstanding Principal Balance" shall mean the aggregate amount of all Advances made by the Lender to the Borrower hereunder, less all repayments thereof.

"Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or any other entity or a government or any agency or political subdivision thereof.

"Prime Rate" shall mean the rate of interest publicly announced from time to time by the Wall Street Journal (the "Journal"), as its "Prime Rate" or "Base Rate" for commercial loans. The interest rate hereunder shall be adjusted on the effective date of any change in the Prime Rate to reflect the Prime Rate then in effect. In the event that the Journal ceases to publish a "Prime Rate" or "Base Rate" for commercial loans, the Lender may specify an alternate source for the Prime Rate by delivering written notice thereof to Borrower.


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

All monetary amounts expressed herein are stated in terms of U.S. Dollars.

                                   ARTICLE III

                                    THE LOAN

SECTION 3.01. LOAN ADVANCES.

(a) The Lender shall make loans to the Borrower (each loan hereinafter referred to an "Advance") from time to time commencing on the date hereof and shall continue for a period of six (6) months thereafter ending on September 28, 2006 (the "Initial Term") in such amounts as may be requested by the Borrower in accordance with the provisions hereof; provided, however, that the Outstanding Principal Balance at any time shall not exceed one hundred fifty thousand dollars ($150,000.00). Each Advance will be evidenced by a Note and Security Agreement, in the forms attached hereto as Exhibit A and Exhibit B, respectively. At the end of such Initial Term, this Agreement shall terminate unless extended for one or more additional periods of six (6) months each (each, a "Renewal Term") by mutual written agreement of the parties.

(b) All requests for Advances shall be made by the Borrower to the Lender in writing (in such form as is reasonably satisfactory to the Lender) or by telephone request (which shall be promptly confirmed in writing) which specifies the amount of the Advance to be made and the date the proceeds of the Advance are requested to be made available to the Borrower (a "Loan Request"); provided, that Lender upon receipt of any Loan Request shall have twenty four (24) hours in which to transfer such funds to Borrower. Advances may not be in any amount less than twenty five thousand dollars ($25,000.00). Borrower agrees to provide Lender three (3) days written notice for any Loan Request that is above fifty thousand dollars ($50,000.00).

(c) A Loan Request received by the Lender on a day that is not a Business Day or that is received by Lender after 1:00 P.M., Los Angeles, California U.S.A. time, on a Business Day shall be treated as having been received by the Lender on the first following Business Day. There may not be more than one Advance made on any one day; provided, however that the Lender may waive this limitation at its discretion. The Lender shall not incur liability to the Borrower for treating any such request as a Loan Request if the Lender believes in good faith that the Person making the request is an authorized officer of the Borrowing.

(d) Advances shall be made by direct wire transfer of funds from the Lender to Borrower's designated account pursuant to the wire instructions set forth in Exhibit C.

(e) Lender may refuse to make any requested Advance if an Event of Default (as defined below) has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an Event of Default hereunder as of such dates.

SECTION 3.02. USE OF PROCEEDS. The Loan shall be applied by the Borrower for working capital purposes.


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

                                   ARTICLE IV

                                INTEREST AND FEES

SECTION 4.01. INTEREST RATE. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made (the "Issue Date") until paid in full at the Prime Rate (as defined above) per annum (the "Interest Rate"). Interest shall commence accruing on the Issue Date and shall be calculated on the basis of a 365-day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of California. On and after the occurrence and during the continuance of an Event of Default, at the option of the Lender, interest on any of the Outstanding Principal Balance from time to time shall accrue on a daily basis at a rate per annum equal to the Prime Rate plus three percent (3%) (the "Default Rate").

                                    ARTICLE V

                                    PAYMENTS

SECTION 5.01. INTEREST PAYMENTS. All accrued and unpaid interest on each and every Advance will be payable, without demand of the Lender, on its respective Maturity Date.

SECTION 5.02. PRINCIPAL PAYMENTS. Each Advance shall be due and payable in full, without demand by Lender on its respective Maturity Date.

SECTION 5.03. MANNER OF PAYMENTS. All payments of principal and interest on the Loan to be made by the Borrower, unless converted into Common Stock pursuant to
Section 5.06, shall be by direct wire transfer of immediately available funds to Lender's account as designated in Exhibit C attached hereto. All such payments shall be denominated in U.S. dollars and shall be made on or before the date when due, without deduction or counterclaim by the Borrower.

SECTION 5.04. DUE DATES NOT ON BUSINESS DAYS. If payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed to be the next following Business Day. In the event that payments required hereunder are not made on a Maturity Date, interest on any Outstanding Principal Balance shall accrue at the Default Rate.

SECTION 5.05. RIGHT TO PREPAY. The Borrower shall have the right, in its sole discretion, to prepay, in whole or in part, the Outstanding Principal Balance at any time, without any penalty.

SECTION 5.06. LENDER'S CONVERSION RIGHT. The Borrower shall provide written notice to Lender of Borrower's intent to repay or prepay, all or any part of, each and every Advance, at least five (5) Business Days prior to the date of such repayment or prepayment, as applicable ("Notice of Payment"). Upon Notice of Payment, the Lender shall have a right to convert all or any part of such Advance including any amounts of accrued but unpaid interest thereon, to shares of common stock ("Common Stock") of the Borrower ("Conversion Right") at a price, for each respective Note issued pursuant to an Advance, equal to the lesser of (i) the closing price of Borrower's common stock on the date of execution of this Agreement or (ii) the share price of Borrower's common stock offered in the Borrower's next round of financing in a private placement offering completed while the principal balance of the respective Note is outstanding ("Conversion Price"). The Lender may exercise its Conversion Right by delivering written notice of such exercise to the Borrower within five (5) Business Days of receipt of Notice of Payment ("Notice of Conversion"), which such Notice of Conversion shall specify the amount of such Advance as to which the Lender elects such conversion. In the event that Lender exercises such Conversion Right, the Borrower shall deliver to Lender, or to any such Lender designee, certificate(s) evidencing the Common Stock into which such Advance is converted, which certificate(s) shall be in the name of the Lender, or such Lender designee, and in the case of a partial conversion, a new note ("Amended Note") in the amount of the unconverted Advance thereof. In exchange for such certificate(s) and any such Amended Note, the Lender shall deliver to the Borrower the original Note together with notice of cancellation of such Note. On the date of any such conversion, the Borrower shall pay to the Lender in cash, all accrued but unpaid interest on the portion of such Advance that is not converted.


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

SECTION 5.07. TRADING MARKET LIMITATIONS. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to the Notes issued pursuant to this Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 19.99% of the total shares of Common Stock outstanding. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of the Notes issued pursuant to this Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Notes issuable pursuant to the Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event. As used herein, "Shareholder Approval" means approval by the shareholders of the Borrower to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount.

SECTION 5.08. INDEMNITY. Borrower agrees to indemnify and hold Lender and its affiliates, and their respective employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of (a) any misrepresentation or breach of any representation or warranty made by the Borrower in this Agreement, in a Note or in a Security Agreement, or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Borrower contained in this Agreement, in a Note or in a Security Agreement, or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnified Person by a third party (including for these purposes a derivative action brought on behalf of the Borrower) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, a Note or a Security Agreement, or any other certificate, instrument or document contemplated hereby or thereby (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability results solely from such Indemnified Person's gross negligence or willful misconduct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

SECTION 6.01. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:


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

      a. Borrower is a duly organized, validly existing, and in good standing corporation under the laws of the State of Utah with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

      b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

      c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

      d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

SECTION 6.02. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender represents and warrants to Borrower as follows:

      a. The Lender represents that any shares of Common Stock issued to Lender pursuant to this Agreement and any Notes issued pursuant hereto are being purchased for Lender's own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). The Lender agrees that it will not sell or otherwise transfer such shares of Common Stock unless the transaction is registered under the 1933 Act or unless an exemption from such registration is available.

      b. The Lender represents and warrants that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, and that it is able to bear the economic risk of any investment in shares of Common Stock issued to Lender pursuant to this Agreement and any Notes issued pursuant hereto.

      c. The Lender recognizes that the purchase of shares of Common Stock involves a high degree of risk in that: (a) an investment in the Borrower is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Borrower and its Common Stock; (b) transferability of the Common Stock is limited; and (c) the Borrower may require substantial additional funds to operate its business and subsequent equity financings will dilute the ownership and voting interests of the Lender. The Lender acknowledges that it has prior investment experience with companies similar to Borrower and that it recognizes the highly speculative nature of its investment in the Common Stock.

      d. The Lender represents and warrants that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the Lender.


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

                                   ARTICLE VII

                                    COVENANTS

SECTION 7.01. AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower covenants and agrees:

(a) CORPORATE EXISTENCE AND AUTHORIZATIONS. The Borrower is, and shall maintain in good standing its corporate existence and its right to transact business in those jurisdictions in which it is now or hereafter does business, and the Borrower shall maintain all material licenses, permits and registrations necessary for the conduct of its operations.

(b) COMPLIANCE WITH LAWS. The Borrower shall comply with all material laws and regulations applicable to its business operations.

(c) PAYMENT OF OBLIGATIONS. The Borrower shall promptly pay and discharge or cause to be paid and discharged, as and when due (or as amended or extended by the lender or creditor), any and all of its lawful debts and other obligations, including all lawful taxes, rates, levies and assessments and all claims for labor, materials or supplies; provided, however, that nothing herein contained shall be construed as prohibiting the Borrower from diligently contesting in good faith by appropriate proceedings the validity of any such debt or other obligation, provided Borrower has established adequate reserves for such debt or obligation on its books and records.

(d) FINANCIAL INFORMATION. The Borrower shall make all of the filings required by the 1933 Act, and the Securities Exchange Act of 1934, as amended, required to be made and no such filings shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, not misleading.

(e) FURTHER ASSURANCES. Borrower agrees to execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                     DEFAULT

SECTION 8.01. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" under this Agreement, unless waived by the
Lender:

(a) PAYMENT. Failure to pay principal or interest when due and payable under the Note, or failure to pay any other indebtedness of the Borrower which continues beyond any applicable grace period.

(b) BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation and/or warranty made by Borrower in this Agreement, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

(c) BREACH OF COVENANTS. The material breach of any covenant in Article VII unless expressly waived, in writing, by the Lender, and which breach is not cured within thirty (30) Business Days.


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

(d) FAILURE TO PERFORM. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct Event of Default under this Article 8.

(e) VOLUNTARY BANKRUPTCY. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

(f) INVOLUNTARY BANKRUPTCY. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

(g) FILING OF A LIEN. The filing of a lien, the issuance of a levy or execution, or the seizure, attachment or garnishment, or the entry of judgment on or against Borrower or any of Borrower's property which shall not be released, satisfied of record or bonded within twenty (20) days thereafter, except liens which exist as the date hereof or liens to which the Lender shall consent.

SECTION 8.02. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon the occurrence of an Event of Default as defined above, Lender may declare the entire Outstanding Principal Balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Any funds received by the Lender with respect to the Loan shall be applied as follows: (i) to the payment of the reasonable and necessary expenses incurred by Lender in connection with the collection of amounts due hereunder; (ii) to the payment of interest accrued and unpaid on the Loan; and
(iii) to the payment of Outstanding Principal Balance. Any remaining amounts shall be paid to the Borrower. Upon an Event of Default and the expiration of any permitted grace period or opportunity to cure, Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all Lender's costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. NOTICES. All notices or other communications to be given hereunder shall be given in writing and delivered by (a) certified mail, return receipt requested, (b) personal delivery, (c) facsimile or (d) express carrier addressed as follows:

If to the Lender:          Ault Glazer Bodnar Acquisition Fund, LLC
                           Attn: Milton "Todd" Ault III
                           1800 Century Park East, Suite 200
                           Los Angeles, CA 90067
                           Telephone: (310) 895-7778
                           Facsimile: (310) 895-7779


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

If to the Borrower:        Digicorp
                           Attn: Jay Rifkin
                           4143 Glencoe Avenue
                           Marina Del Rey, CA 92092
                           Telephone: (310) 728-1450
                           Facsimile: (310) 651-9629

                           With a copy to (which shall not constitute a notice or communication given pursuant to the terms of this Agreement, the Security Agreement or any Note issued pursuant to this Agreement):

                           Sichenzia Ross Friedman and Ference LLP
                           1065 Avenue of the Americas
                           21st Floor
                           New York, NY 10018
                           Telephone: (212) 930-9700
                           Facsimile: (212) 930-9725

or to such other address furnished by any party to the other in writing at any time and from time to time for such notice purposes. Any notice served by either party on the other shall be deemed effective upon receipt of return receipt if sent by certified mail, return receipt requested, when received, if delivered personally, upon machine confirmation if sent by facsimile, or upon confirmation of delivery by an express carrier.

SECTION 9.02. AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any provision of this Agreement, the Note or the Security Agreement shall be effective unless the same shall be in writing and signed by the Borrower and the Lender; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

SECTION 9.03. SUCCESSORS AND ASSIGNS. Neither the Borrower nor the Lender may assign, delegate or transfer any of its rights or obligations under this Agreement, the Note or the Security Agreement without the prior written consent of the other. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 9.04. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns.

SECTION 9.05. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

SECTION 9.06. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.


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

SECTION 9.07. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile copies of this Agreement with signatures of the parties hereto shall be given the same legal effect as an original.

SECTION 9.08. SEVERABILITY. If any term or provision of this Agreement shall to any extent determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

SECTION 9.09. SURVIVAL. The provisions of Article 3, 4, 5, 6, 7 and 8 hereof shall survive any termination or cancellation of this Agreement, and shall remain in full force and effect.

SECTION 9.10. THE LENDER'S SOLE DISCRETION. Any provision in this Agreement, the Note or the Security Agreement which requires the Lender's approval or consent shall be interpreted to mean at the Lender's sole discretion unless otherwise specified.

SECTION 9.11. DEFAULT PROVISIONS. In the event this Agreement, the Note and Security Agreement shall be in default, and placed with an attorney for collection, then the Borrower agrees to pay all reasonable attorney fees and costs of collection of the Lender.

SECTION 9.12. GOVERNING LAW. This Agreement, the Note, and the Security Agreement and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of California.

SECTION 9.13. RELATIONSHIP OF PARTIES. Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of borrower and lender.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered on the date first specified above.

                              Borrower: Digicorp


                                        By:
                                            ------------------------------------
                                            Name:  _________________________
                                            Title: _________________________


                              Lender:   Ault Glazer Bodnar Acquisition Fund, LLC

                                        By: Ault Glazer Bodnar & Company
                                            Investment Management, LLC,
                                            its managing member


                                        By:
                                            ------------------------------------
                                            Name:  Milton "Todd" Ault III
                                            Title: Manager of Managing Member


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

                                    EXHIBIT A

                             SECURED PROMISSORY NOTE

$________                                             Marina Del Rey, California
                                                                  March __, 2006

            FOR VALUE RECEIVED, Digicorp (the "Maker"), a Utah corporation with an office located at 4143 Glencoe Avenue, Marina Del Rey, CA 92092, hereby promises to pay to the order of Ault Glazer Bodnar Acquisition Fund LLC (the "Payee"), a Delaware limited liability company, the principal sum of _________ dollars ($______) plus any accrued interest thereon in lawful money of the United States within one hundred eighty (180) days from the date first specified above (the "Maturity Date").

            The following is a statement of the other terms and conditions to which this secured promissory note (the "Note") is subject to:

            Maker promises to pay interest on the unpaid principal balance hereof at the Prime Rate per annum, such interest to be paid on the Maturity Date. "Prime Rate" means the rate of interest published by the Wall Street Journal (the "Journal"), as its "Prime Rate" or "Base Rate" for commercial loans. The interest rate hereunder shall be adjusted on the effective date of any change in the Prime Rate to reflect the Prime Rate then in effect. In the event that the Journal ceases to publish a "Prime Rate" or "Base Rate" for commercial loans, the Payee may specify an alternate source for the Prime Rate by delivering written notice thereof to Maker.

            Interest shall commence accruing on the date first written above and shall be calculated on the basis of a 365-day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of California.

            The Maker shall provide written notice to Payee of Maker's intent to repay or prepay, all or any part of this Note at least five (5) business days prior to the date of such repayment or prepayment, as applicable ("Notice of Payment"). Upon Notice of Payment, the Payee shall have a right to convert all or any part of the principal balance of this Note including any amounts of accrued but unpaid interest thereon, to shares of common stock ("Common Stock") of the Maker ("Conversion Right") at a price equal to the lesser of (i) the closing price of Maker's common stock on the date of execution of that certain Revolving Line of Credit Agreement dated March 23, 2006 by and between the Payee and the Maker (the "Agreement") or (ii) the share price of Maker's common stock offered in Maker's next round of financing in a private placement offering completed while the principal balance of this Note is outstanding ("Conversion Price"). The Payee may exercise its Conversion Right by delivering written notice of such exercise to Maker within five (5) Business Days (defined in the Agreement) of receipt of Notice of Payment ("Notice of Conversion"), which such Notice of Conversion shall specify the amount of this Note as to which Payee elects such conversion. In the event that Payee exercises such Conversion Right, the Maker shall deliver to Payee, or to any such Payee designee, certificate(s) evidencing the Common Stock into which this Note is converted, which certificate(s) shall be in the name of the Payee, or such Payee designee, and in the case of a partial conversion, a new note ("Amended Note") in the amount of the unconverted portion of this Note hereof. In exchange for such certificate(s) and any such Amended Note, the Payee shall deliver to Maker the original Note together with notice of cancellation of such Note. On the date of any such conversion, the Maker shall pay to Payee in cash, all accrued but unpaid interest on the portion of this Note that is not converted.


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

            Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Maker issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Agreement more than the maximum number of shares of Common Stock that the Maker can issue pursuant to any rule of the principal securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 19.99% of the total shares of Common Stock outstanding. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of this Note and the other Notes issued pursuant to the Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Notes issuable pursuant to the Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Maker will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event. As used herein, "Shareholder Approval" means approval by the shareholders of the Maker to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Notes but for the Maximum Share Amount.

            The Maker shall have the right, at any time, to prepay without penalty, in whole or in part, the unpaid principal and interest due on this Note as of the date of such prepayment.

            The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

            a. The Maker filing for relief under any bankruptcy law;

            b. Any representation and/or warranty made by Maker in the Agreement, or in any certificate, financial statement, or other statement furnished by Maker to Payee is untrue in any material respect at the time when made.

            c. The material breach of any covenant in Article VII of the Agreement unless expressly waived, in writing, by the Payee, and which breach is not cured within thirty (30) days.

            d. Default by Maker in the observance or performance of any other covenant or agreement contained in the Agreement, other than a default constituting a separate and distinct Event of Default under Article 8 of that certain Agreement.

            e. Filing by Maker of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

            f. Filing of an involuntary petition against Maker in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

            g. The filing of a lien, the issuance of a levy or execution, or the seizure, attachment or garnishment, or the entry of judgment on or against Maker or any of Maker's property which shall not be released, satisfied of record or bonded within twenty (20) days thereafter, except liens which exist as the date hereof or liens to which the Payee shall consent;

            h. The Maker has failed to pay the principal and any accrued and unpaid interest on the Maturity Date.

            i. Failure to abide by the terms of the Agreement, at the option of Payee, interest on any unpaid principal balance shall accrue on a daily basis at a rate per annum equal to the Prime Rate plus three percent (3%) (the "Default Rate").

            The obligations under this Note shall be secured by certain collateral of Maker in accordance with the terms of a Security Agreement entered into at the time of issuance of this Note, a copy of which is attached hereto as Exhibit A.

            All rights and remedies available to the Payee pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

            The Maker waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

            This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

            In the event of any litigation with respect to the obligations evidenced by this Note, the Maker waives the right to a trial by jury and all rights of set-off and rights to interpose permissive counterclaims and cross-claims.

            In the event this Note shall be in default, and placed with an attorney for collection, then Maker agrees to pay all reasonable attorney fees and costs of collection of Payee.

            This Note shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors.

            The Maker hereby irrevocably consents to the jurisdiction of the state and federal courts in Los Angeles County, California in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

                                        DIGICORP


                                        By:
                                            ------------------------------------
                                            Name:  Jay Rifkin
                                            Title: Chief Executive Officer

                                    EXHIBIT B

                               SECURITY AGREEMENT


             BY AND BETWEEN AULT GLAZER BODNAR ACQUISITION FUND LLC
                                  AND DIGICORP

      Ault Glazer Bodnar Acquisition Fund, LLC ("Secured Party") and Digicorp, a Utah corporation ("Debtor") agree as follows on March __, 2006:

1. GRANT OF SECURITY INTEREST.

      1.1 The Debtor, jointly and severally, hereby grants to the Secured Party a security interest in all of the assets, inventory, accounts, equipment, chattel paper, patents, trademarks, copyrights, contract rights, documents, instruments, deposit accounts, investment property (including equity interests of subsidiaries), general intangibles and other personal property and fixture of Debtor other than equipment and its subsidiaries and first mortgage liens on all of the real property of Debtor and its subsidiaries, including all such property that may be acquired at any time during the term of that certain Revolving Line of Credit Agreement dated March 23, 2006 by and between the Payee and the Maker and all products and proceeds of such property; all of the outstanding capital stock/partnership interests/membership interests/equity interests of Debtor would be pledged to secure such indebtedness and Secured Party would have a first priority perfected security interest therein (collectively, the "Collateral"). Such Collateral of Debtor is the security for:

            1.1.1 The satisfaction and the prompt and full performance of all of Debtor's obligations under that certain Secured Promissory Note (the "Note") dated ______, 2006 in the principal amount of _____________ dollars ($_______) plus interest at the Prime Rate (as defined in the Note) per annum, as the Note may be amended, modified, or extended from time to time (including, without limitation, the obligation to make payments of principal and interest thereon); and

            1.1.2 The full, faithful, true and exact performance and observance of all of the obligations, covenants and duties of Debtor under this Security Agreement, as the same may be amended, modified, or extended from time to time.

2. DEFAULT. Any of the following events shall constitute an event of default hereunder:

      2.1 The failure by Debtor to make full and timely payment when due of any sum as required to be paid to Secured Party under the Note after any applicable notice of non-payment provided for in the Note has been given, and any period within which to cure the non-payment has elapsed, if applicable. A true and correct copy of the Note is incorporated herein by this reference.

      2.2 The failure by Debtor to fully and timely perform any covenant, agreement, obligation or duty imposed on Debtor by this Security Agreement or any other agreement by and between Debtor and Secured Party now existing or hereinafter made.

      2.3 The filing by Debtor of any petition, or commencement by Debtor of any proceeding, under the Bankruptcy Act or any state insolvency law.

      2.4 The making by Debtor of any general assignment for the benefit of creditors.

      2.5 The filing of any petition, or commencement of any proceeding, under the Bankruptcy Act or any state insolvency law, against Debtor, or the appointment of any receiver or trustee, which petition, proceeding or appointment is not fully and completely discharged, dismissed or vacated within sixty (60) days.

      2.6 Any warranties made by Debtor are untrue in any material respect, or any schedule, statement, report, notice, or writing furnished by Debtor to the Secured Party are untrue in any material respect on the date as of which the facts set forth are stated or certified.

3. INSPECTION OF RECORDS. Secured Party shall have the right without notice to inspect all financial books, records and reports of Debtor at Debtor's premises or wherever the same may be maintained during normal business hours.

4. REMEDIES UPON DEFAULT.

      4.1 Upon the occurrence of an event of default, in addition to any and all other remedies at law or in equity available to Secured Party, Debtor hereby authorizes and empowers Secured Party, at Secured Party's option and without notice to Debtor, except as specifically provided herein (and, to the extent necessary, hereby irrevocably appoint Secured Party as Debtor's attorney-in-fact for such purposes) and subject to applicable laws:

            4.1.1 To require Debtor to assemble any and all of the Collateral and make the same available to Secured Party at the premises wherein the same is located, or any other place designated by Secured Party; Secured Party may enter upon any premises where any of the Collateral is located and may take possession of the same without judicial process and without the need to post any bond or security as an incident thereto; and

            4.1.2 To sell, assign, transfer and deliver the whole or any part of the Collateral at public or private sale, for cash, upon credit, or for future delivery, in bulk or item by item, at such prices and upon such terms as are commercially reasonable, given the nature of the Collateral and the market therefor, with or without warranties, without the necessity of the Collateral being present at any such sale or in view of the prospective purchasers thereof, and without any presentment, demand for performance, protest, notice of protest, or notice of dishonor except as set forth herein, any other such advertisement, presentment, demand or notice being expressly waived by Debtors to the extent permitted by law. At any public sale or sales of the Collateral, Secured Party or Secured Party's assigns may bid for and purchase all or any part of the Collateral offered for sale and upon compliance with the terms of such sale, may hold, exploit and dispose of such Collateral discharged from all claims of Debtor, except to the extent that Debtor has rights in the proceeds of such sale or sales, and free from any right or redemption, all of which are hereby expressly waived and released, and may in paying the purchase price thereof, in lieu of cash assignment at the face amount thereof, together with any interest accrued thereon, all or any part of unpaid principal or interest or both, payable under the Note. Secured Party may also purchase all or any part of the Collateral at any private sale thereof to the extent that such Collateral is customarily sold in a recognized market or is the subject of a widely or regularly distributed standard price quotation. Upon conclusion of any such public or private sale, Secured Party may execute and deliver a bill of sale to the assets so sold, in the name of Debtor. Secured Party may use Debtor's premises for the purpose of conducting of any such sale. Secured Party shall give Debtor seven (7) days' notice, in writing, of the time and place thereof, and in the case of a public sale, the date thereof and the name of the purchaser. Notice shall be deemed given when deposited in the United States mail, postage prepaid, certified or registered, and addressed to Debtor at 4143 Glencoe Avenue, Marina Del Rey, CA 92092. Secured Party shall only be required to publish an advertisement of a public sale, which advertisement may be published in a newspaper of general circulation no later than seven (7) days prior to the date of sale, and an advertisement so published shall be deemed commercially reasonable if it merely gives the place, time, and date of sale, merely identifies the Collateral by classification without describing quantity or quality; provided, however that such advertisement may, at Secured Party's option, contain additional information. Debtor acknowledges that Secured Party may accept any offer received, provided it is commercially reasonable, that Secured Party, at Secured Party's option, need not approach more than one possible purchaser, and that Secured Party shall, to the fullest extent permitted by law, be relieved from all liability or claim for inadequacy of price if the manner and terms of sale comply with the terms of this Security Agreement.

      4.2 In the event of any such sale by Secured Party of all or any of said Collateral on credit, or for future delivery, such property so sold may be retained by Secured Party until the selling price is paid by the purchaser. Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, said Collateral may be again, and from time to time, sold.

      4.3 In the event of any such sale or disposition, the proceeds thereof shall be applied first to the payment of the expenses of the sale, commissions, actual attorneys' fees, and all other charges paid or incurred by Secured Party in taking, holding, selling , advertising, or otherwise preparing such Collateral for sale or otherwise in connection with maintaining the security of such Collateral, including any taxes or other charges imposed by law upon the Collateral and/or the ownership, holding or transfer thereof; secondly, to pay, satisfy and discharge all indebtedness of Debtor to Secured Party secured hereby then due and payable pursuant to the Note; thirdly, to the extent that Debtor may still have monetary obligations to Secured Party not yet due and payable, Secured Party may retain any surplus as collateral for the payment of such sums when due; and fourthly, if all of the secured obligations are then discharged and satisfied, to pay the surplus, if any, to Debtor. Secured Party shall look only to the assets of the business then operated and/or owned by Debtor to satisfy any and all claims, defaults or breaches regarding the Note and shall not in any event, look to any other assets of Debtor to satisfy same.

      4.4 Secured Party shall not be liable or responsible for safeguarding the Collateral, or any portion thereof, or maintaining the condition thereof, or for any loss or damage thereto and diminution in value of the Collateral either through loss or non-collection. Secured Party shall not be liable or responsible for any act or default of any carrier or warehouseman or of any other person, other than that occasioned by the gross negligence and willful misconduct of Secured Party.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that this Security Agreement has been duly and validly authorized, executed and delivered by Debtor and constitutes a valid and binding agreement, enforceable in accordance with its terms, and the execution and delivery of this Security Agreement do not violate, or constitute a default (with or without the giving of notice, the passage of time, or both) under any order, judgment, agreement, contract, or instrument to which Debtor is a party or by which Debtor is affected or may be bound. Debtor represents that Debtor will at all times maintain the Collateral in good state of repair and condition consistent with good business practice, including replacement of damaged, destroyed, or obsolete parts thereof, will pay any and all taxes thereon or applicable thereto prior to delinquency, and shall maintain at all times insurance thereon against risk of fire and other such risks as are covered by "extended coverage", theft, burglary and vandalism.

6. INDEMNITY. In the case of any adverse claim with respect to the Collateral or any portion thereof arising out of any act done, or permitted or acquiesced in by Debtor, Debtor indemnifies and agrees to hold Secured Party harmless from and against any and all claims, losses, liabilities, damages, expenses, costs and actual attorneys' fees incurred by Secured Party in or by virtue of exercising any right, power or remedy of Secured Party hereunder or defending, protecting, enforcing or prosecuting the security interest hereby created (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liability results solely from the gross negligence or willful misconduct of Secured Party or any agent of Secured Party. Any such loss, cost, liability, damage or expense so incurred shall be repaid upon demand by Secured Party and until so paid shall be deemed a secured obligation hereunder.

7. NO WAIVER BY SECURED PARTY. Any forbearance, failure, or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power, or remedy of Secured Party shall not preclude the later exercise of any other right, power, or remedy, each of which shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing, executed by Secured Party.

8. EFFECTIVENESS OF AGREEMENT. This Security Agreement and Debtors' duties and obligations and Secured Party's powers to dispose of the Collateral, and all other rights, powers and remedies granted to Secured Party hereunder shall remain in full force and effect until Debtor has satisfied and discharged all of Debtor's obligations to Secured Party secured thereby.

9. WAIVER BY DEBTOR. All provisions of law, in equity and by statute providing for, relating to, or pertaining to pledges or security interests and the sale of pledged property or property in which a security interest is granted, or which prescribe, prohibit, limit or restrict the right to, or conditions, notice or manner of sale, together with all limitations of law, in equity, or by statute, on the right of attachment in the case of secured obligations, are hereby expressly waived by Debtor to the fullest extent Debtor may lawfully waive same.

10. RELEASE OF COLLATERAL. Upon payment in full by Debtor, in lawful money of the United States of America, to Secured Party at the address set forth in the Note of all amounts secured hereby, and performance of all other obligations of Debtor under this Security Agreement, together with any interest thereon and any costs and expenses incurred by Secured Party in the enforcement of this Security Agreement or of any of Secured Party's rights hereunder, or in the enforcement of any other agreements (whether heretofore or hereafter entered into) between Debtor and Secured Party, or any of the rights of Secured Party thereunder, and upon the request of Debtor therefore, Secured Party will deliver to Debtor, at Debtor's sole cost and expense, such termination statements and such other documents of release, reconveyance and reassignments as shall be sufficient to discharge Debtor of the liabilities secured hereby and to terminate and release the security interest in the Collateral created hereby.

11. MISCELLANEOUS.

      11.1 This Security Agreement and all of the rights and duties in connection herewith shall be governed by and construed in accordance with the laws of the State of California thereof without giving effect to principles governing conflicts of law.

      11.2 This Security Agreement and all of its terms and provisions shall be binding upon the heirs, successors, transferees and assigns of each of the parties hereto.

      11.3 In the event any portion of this Security Agreement is determined to be invalid or unenforceable, the remaining portions shall remain in full force and effect as if that invalid or unenforceable portion had never been a part hereof.

      11.4 In the event litigation is commenced to enforce or interpret this Security Agreement, or any provision hereof, the prevailing party shall be entitled to recover its actual costs and attorneys' fees.

      11.5 This Security Agreement may be amended only by written consent of each of the parties hereto.

      11.6 Any and all notices, demands, requests, or other communications required or permitted by this Security Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Security Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party, or in lieu of such personal delivery, when deposited in the United States mail, first-class postage prepaid addressed to the party at the address herein appearing.

      11.7 This Security Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supercedes all prior and contemporaneous agreements, representations and understandings of the parties. No waiver of any of the provisions of this Security Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      11.8 This Security Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exhibits attached hereto are made a part hereof and incorporated herein.

      11.9 Nothing in this Security Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Security Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Security Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Security Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Security Agreement.

      11.10 Each party's obligations under this Security Agreement is unique. If any party should default in its obligations under this Security Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the non-defaulting party, in addition any other available rights or remedies, may sue in equity for specific performance without the necessity of posting a bond or other security, and the parties each expressly waive the defense that a remedy in damages will be adequate.

      11.11 All representations, warranties and agreements of the parties contained in this Security Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall survive the completion of all acts contemplated herein.

      11.12 Whenever the context of this Security Agreement requires, the masculine gender includes the feminine or neuter gender, and the singular number includes the plural.

      11.13 As used herein, the word "days" shall refer to calendar day, including holidays, weekends, non-business days, etc.

      11.14 The captions contained herein do not constitute part of this Security Agreement and are used solely for convenience and shall in no way be used to construe, modify, limit or otherwise affect this Security Agreement.

      IN WITNESS WHEREOF, this Security Agreement is executed on the date first set forth above at Los Angeles County, California.

DEBTOR                                  SECURED PARTY

DIGICORP                                AULT GLAZER BODNAR
                                        ACQUISITION FUND, LLC

---------------------------------       By: Ault Glazer Bodnar & Company
BY:    Jay Rifkin                           Investment Management, LLC,
TITLE: Chief Executive Officer              its managing member


                                            ---------------------------------
                                            BY:    Milton "Todd" Ault III
                                            TITLE: Manager of Managing Member